SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2015

AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-23930	91-1549568

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip code)

(804) 205-5069

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.

On March 16, 2015, AmpliPhi Biosciences Corporation (the “Company”) completed a private placement, pursuant to the Subscription Agreement (the “Subscription Agreement”) with certain accredited investors (collectively, the “Purchasers”), of 78,787,880 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $0.165 per share, for an aggregate of $13,000,000, and warrants to purchase an aggregate of 19,696,971 shares of Common Stock, which will be exercisable in accordance with the terms set forth therein at a price of $0.215 per share (the “Warrants”). The Warrants expire five years after the closing date. The securities were sold to accredited investors pursuant to the exemptions from registration under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933.

The Common Stock and Warrants sold pursuant to the Subscription Agreement are subject to registration rights, set forth in the Registration Rights Agreement entered between the Company and the Purchasers into in connection with the offering (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company has agreed to file an initial registration statement on Form S-1 on or prior to April 16, 2015 that would register the Common Stock that has been issued to the Purchasers pursuant to the Subscription Agreement and the Common Stock underlying the Warrants.

The foregoing description is qualified in its entirety by the terms of the agreements attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

10.1	Subscription Agreement dated March 10, 2015

10.2	Form of Common Stock Warrant

10.3	Registration Rights Agreement dated March 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmpliPhi Biosciences Corporation

Date: March 19, 2015	By:	/s/ David E. Bosher
David E. Bosher Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Subscription Agreement dated March 10, 2015

10.2	Form of Common Stock Warrant

10.3	Registration Rights Agreement dated March 10, 2015